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                                                      EXHIBIT 4.3

              THE CIRCLE INTERNATIONAL GROUP, INC.

                RESTRICTED STOCK AWARD AGREEMENT



          THIS AGREEMENT, made as of this __th day of ____, 199_, between Circle International Group, Inc., a Delaware corporation
(the "Company") and ____________________ (the "Employee").


          WHEREAS, the Company has adopted Circle International Group, Inc. 1994 Omnibus Equity Incentive Plan (the "Plan"), providing for the granting of restricted shares of Common Stock of the Company ("Restricted Stock") to Employees of the Company and its Subsidiaries; and

          WHEREAS, the Human Resources and Compensation Committee
(the "Committee"), which is responsible for the administration of the Plan, has authorized the granting of shares of Restricted
Stock to the Employee; and

          WHEREAS, this Agreement is prepared in conjunction with and under the terms of the Plan; although all of the terms of the Plan and the definitions used in the Plan have not been set forth herein, such terms and definitions are incorporated herein and made a part hereof by reference; and

          WHEREAS, the provisions of the Plan shall govern any interpretation of this Agreement; and

          WHEREAS, the Employee has accepted the grant of Restricted Stock and agreed to the terms and conditions stated herein.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1. Grant of Award. The Company hereby grants to the Employee an award of ______________ shares of Restricted Stock on the date hereof, subject to all of the terms and conditions in this Agreement and the Plan.

           2. Shares Held in Escrow. Unless and until the shares of Restricted Stock shall have vested in the manner set forth in paragraphs 3, 4 or 5, such shares shall be issued in the name of the Employee and held by the Secretary of the Company as escrow agent (the "Escrow Agent"), and shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated. The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement and the Plan. The certificate or certificates representing such shares shall be delivered by the Escrow Agent to the Employee only after the shares have vested and all other terms and conditions in this Agreement have been satisfied.

           3. Certificate Legend. In addition to any legends placed on the certificates pursuant to paragraph 2 of this Agreement, and until the restrictions on such shares shall have lapsed, each certificate representing shares of Restricted Stock shall bear the following legend:

          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in Circle International Group, Inc. 1994 Omnibus Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Chief Financial Officer of Circle International Group, lnc."

           4. Restriction on Shares. All of the ________ shares granted hereunder shall vest on _________ ____, 199_. On such vesting date, all restrictions set forth in this Agreement shall terminate (except with respect to shares which have been previously forfeited pursuant to paragraph 6 hereof) and the Escrow Agent shall deliver the certificates evidencing the shares to the Employee.

           5. Committee Discretion. The Committee may decide, in its absolute discretion, to accelerate the lapse of any restrictions on the balance, or some lesser portion of the balance, of shares of Restricted Stock at any time. If so accelerated, such restrictions shall be considered to have lapsed as of the date specified by the Committee.

           6. Forfeiture. Except as provided in paragraphs 4 and 5, the shares of Restricted Stock as to which restrictions have not lapsed at the time of the Employee's termination of service for any reason to the Company shall thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. For purposes of this Section 6, the Employee will not be deemed to have terminated his service with the Company until such time as he is no longer serving the Company in any of the following capacities: officer, employee or director. The Employee hereby appoints the Escrow Agent with full power of substitution, as the Employee's true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such forfeited shares to the Company upon such termination of employment.

          7. Continuous Service Required. The restrictions on the shares of Restricted Stock shall not lapse in accordance with any of the provisions of this Agreement unless the Employee's service with the Company in the capacity of officer, employee or director shall have been continuous from the date of the award until the date such lapse is deemed to have occurred.

           8. Withholding of Taxes. Notwithstanding anything in this Agreement to the contrary, no certificate representing Restricted Stock may be released from the escrow established pursuant to paragraph 2 of this Agreement unless and until the
Employee shall have delivered to the Company or its designated Subsidiary the full amount of any federal, state or local income or other taxes which the Company or such Subsidiary may be required by law to withhold with respect to such shares. Pursuant to such procedures as may be established by the Committee in its discretion, the Employee may elect to satisfy any such income tax withholding requirement by having the Company withhold shares of Common Stock otherwise deliverable to the Employee or by delivering to the Company already-owned shares of Common Stock, provided that the Committee, in its discretion, may disallow satisfaction of such withholding by the delivery or withholding of stock.

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          9. After the Death of the Employee. Any distribution or
delivery to be made to the Employee under this Agreement shall, if the Employee is then deceased, be made to the Employee's designated beneficiary, or if no such beneficiary survives the Employee, the person or persons entitled to such distribution or delivery under the Employee's will or, if the Employee shall fail to make testamentary disposition of such property, his or her legal representative. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and
(b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

           10. Conditions to Issuance of Restricted Shares. The shares of Restricted Stock deliverable to the Employee may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for shares of stock hereunder prior to fulfillment of all of the following conditions:

           (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

           (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

           (c)  The  obtaining of any approval or other clearance
from  any  state  or  federal  governmental  agency,  which   the
Committee shall, in its absolute discretion, determine to be necessary or advisable; and

           (d) The lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Committee may establish from time to time for reasons of administrative convenience.

           11. No Rights of Stockholder. Neither the Employee nor any person claiming under or through the Employee shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares deliverable hereunder unless and until certificates representing such shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or the Escrow Agent. Except as provided in paragraph 12, after such issuance, recordation and delivery, the Employee shall have all the rights of a stockholder of the Company with respect to voting such shares and receipt of dividends and distributions on such shares.

           12. Changes in Stock. In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Company's Common Stock shall be increased, reduced or otherwise changed, and by virtue of any such change the Employee shall in his or her capacity as owner of shares of Restricted Stock which have been awarded to him or her (the "Prior Shares") be entitled to new or additional or different shares of stock or securities (other than rights or warrants to purchase securities), such new or additional' or different shares or securities shall thereupon be considered to be Restricted Stock and shall be subject to all of the restrictions and other conditions which were applicable to the Prior Shares pursuant to the Plan. If the Employee receives rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be subject to all of the restrictions and other conditions which were applicable to the Prior Shares pursuant to the Plan. The Committee in its absolute discretion at any time may accelerate the lapse of restrictions on all or any portion of such new or additional shares of stock or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

           13. Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Terms used in this Agreement that are not defined in this Agreement shall have the meaning set forth in the Plan.

           14. Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

           15. No Effect on Employment. The terms of the Employee's employment shall be determined from time to time by the Company, or the Subsidiary employing the Employee, as the case may be, and the Company, or the Subsidiary employing the Employee, as the case may be, shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause, unless otherwise governed by a written Employment Agreement entered into between Employee and the Company or the Subsidiary employing the Employee, as the case may be.

            16. No Effect on Participation. Nothing herein contained shall affect the Employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Subsidiary.

           17. Non-Transferability of Award. Except as otherwise herein provided, the shares of Restricted Stock herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such award, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such award and the rights and privileges conferred hereby shall immediately become null and void.

          18. Binding Agreement. Subject to the limitation on the transferability of the Restricted Stock contained in paragraph 17, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

          19. Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Chief Financial Officer, at 260 Townsend Street, San Francisco, CA 94107, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Employee shall be addressed to the Employee at the address set forth beneath the Employee's signature hereto, or at such other address as the Employee may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

           20. Captions. The captions provided herein are for convenience only and are not to serve as a basis for any interpretation or construction of this Agreement.

           21. Severability of Agreement. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

           IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, the day and year first above written.



                               CIRCLE  INTERNATIONAL  GROUP, INC.



                               By_____________________________

ACCEPTED:




_____________________________

Employee Signature


_____________________________



_____________________________

Address


_____________________________

Social Security Number